EXHIBIT 24

POWER OF ATTORNEY

The undersigned directors and officers of MAINSTREAM ENTERTAINMENT, INC., hereby constitute and appoint Charles Camorata and Justin Martin, each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ CHARLES CAMORATA	President, Chief Executive Officer, and Director	March 16, 2011
Charles Camorata

/s/ JUSTIN MARTIN	Vice President and Director	March 16, 2011
Justin Martin

/s/ KAREN AALDERS	Treasurer and Secretary	March 16, 2011
Karen Aalders	Principal Accounting/Financial Officer and Director